UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2005

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            16 South Pennsylvania, Oklahoma City, Oklahoma              73107

(Address of principal executive offices)	(Zip Code)

            Registrant's telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 -Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 18, 2005, LSB determined that it will be required to restate its previously issued financial statements for the years ended December 31, 2004. As a result of this restatement LSB's management and its Audit Committee determined that LSB's prior financial statements for year ended December 31, 2004 should therefore no longer be relied upon. The restatement is due to a change from LIFO to FIFO method of accounting for certain inventory of heat pump products within our Climate Control segment in accordance with APB Opinion No. 20. The effect for the three years in the period ended December 31, 2004, will be decrease reported net income in 2004 and 2003 by $503,000 and $198,000, respectively, and increase 2002 net income by $23,000. LSB did not disclose this change in its 2004 financial statements since LSB believed that this was not a material change pursuant to Staff Accounting Bulletin 99.

LSB's management and its Audit Committee have discussed with LSB's independent auditors the decision to restate and that the prior financial statements for year ended December 31, 2004, should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005                 LSB INDUSTRIES, INC.

By: /s/ Tony Shelby
Tony Shelby
Executive Vice President-
Chief Financial Officer